Exhibit 99.2

AFFINION GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

On July 1, 2010, Affinion Group, Inc. (the “Company”) and its wholly-owned subsidiary, Affinion Loyalty Acquisition, LLC, completed the acquisition (the “Connexions Acquisition”) of 100% of the membership interests in Loyalty Travel Agency, LLC (“LTA”) and Connexions Loyalty Travel Solutions, LLC (collectively with its wholly-owned subsidiary, International Travel Fulfillment LLC, a Delaware limited liability company, “Connexions”). The aggregate purchase price for the Connexions Acquisition consisted of an initial purchase price of $135.0 million, less a working capital adjustment of $0.8 million, and the Company incurred transaction costs of $2.0 million, which are included in general and administrative expenses. The Company financed the Connexions Acquisition and related costs with available cash on hand.

On January 14, 2011, the Company and its parent, Affinion Group Holdings, Inc. (“Holdings”), entered into, and consummated, an Agreement and Plan of Merger that resulted in the acquisition (the “Webloyalty Acquisition”) of Webloyalty Holdings, Inc. (“Webloyalty”) by the Company. In accordance with the Agreement and Plan of Merger, on January 14, 2011, Affinion acquired all of the capital stock of Webloyalty, and the interest of security holders of Webloyalty immediately prior to the Merger were converted into Holdings’ securities, as follows: (i) the shares of common stock of Webloyalty were converted into shares of Holdings’ common stock, (ii) options to purchase shares of Webloyalty’s common stock granted under Webloyalty’s equity plans, whether vested or unvested, were converted into options to purchase shares of Holdings’ common stock, (iii) warrants to purchase shares of Webloyalty’s common stock were converted into warrants to purchase Holdings’ common stock and (iv) awards of restricted shares of Webloyalty’s common stock (to the extent unvested) were converted into awards of restricted shares of Holdings’ common stock. The cost of the Webloyalty Acquisition has been estimated on a preliminary basis at $292.5 million. As of December 31, 2010, the Company had incurred $2.4 million of acquisition costs.

The unaudited pro forma condensed combined balance sheet as of December 31, 2010 gives effect to the Webloyalty Acquisition as if had been completed on December 31, 2010 and is derived from and combines the Company’s audited consolidated balance sheet as of December 31, 2010 with Webloyalty’s audited consolidated balance sheet as of December 31, 2010.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 gives effect to the Connexions Acquisition and Webloyalty Acquisition as if they had been completed on January 1, 2010. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 is derived from and combines the Company’s audited consolidated statement of operations for the year ended December 31, 2010 with Connexions’ unaudited condensed combined statement of income for the six months ended June 30, 2010 and Webloyalty’s audited consolidated statement of operations for the year ended December 31, 2010.

The historical financial information of the Company, Connexions and Webloyalty have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Connexions Acquisition and Webloyalty Acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined operating results.

In addition to the Connexions Acquisition and the Webloyalty Acquisition, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 also assumes that the amendment and restatement of the Company’s senior secured credit facility that occurred in April 2010 had occurred on January 1, 2010. For purposes of the unaudited pro forma condensed combined statement of operations, the Company assumed that a portion of the net proceeds of the amended and restated senior secured credit facility, after repayment of the outstanding balance of the original senior secured credit facility and payment of related financing costs, was utilized to supplement the cash on hand as of the assumed acquisition date of January 1, 2010 to complete the Connexions Acquisition.

The pro forma adjustments are described in the accompanying notes to the pro forma condensed combined financial statements. The unaudited pro forma financial statements have been presented for informational purposes and should not be considered indicative of the financial position or results of operations that would have occurred if the Connexions Acquisition and Webloyalty Acquisition had been consummated on the dates indicated nor should they be considered indicative of the future financial position or results of operations of the combined company.

The unaudited pro forma condensed combined financial statements should be read in conjunction with:

•

the Company’s historical audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010;

•

Connexions’ historical unaudited condensed combined financial statements and accompanying notes as of and for the six months ended June 30, 2010 included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2010, File No. 333-13895; and

•	Webloyalty’s historical audited consolidated financial statements and accompanying notes as of December 31, 2010 and for the three year period then ended included herein.

The purchase price allocation is subject to finalization of the Company’s analysis of the fair value of the acquired assets and assumed liabilities as of January 14, 2011. The finalization of the Company’s purchase accounting analysis may result in changes in the valuation of assets and liabilities acquired which could be material, as well as changes in the useful lives of acquired assets. The Company will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year after the acquisition date.

AFFINION GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2010

(in millions)

	Affinion Group, Inc., Actual	Webloyalty Holdings, Inc., Actual	Reclassifications		Pro Forma Adjustments Related to the Webloyalty Acquisition		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$121.1	$26.1	$—		$—		$147.2
Restricted cash	35.3	—	—		—		35.3
Receivables, net	119.3	4.5	—		—		123.8
Other receivables	—	3.4	(3.4	)(a)	—		—
Receivables from related parties	6.1	—	—		—		6.1
Deferred direct-response advertising costs, net	—	13.8	—		(13.8	)(c)	—
Profit-sharing receivables from insurance carriers	75.0	—	—		—		75.0
Prepaid commissions	58.0	—	—		—		58.0
Income taxes receivable	2.8	2.0	—		—		4.8
Deferred income taxes	—	1.6	—		(1.6	)(c)	—
Other current assets	65.9	5.6	3.4	(a)	—		74.9

Total current assets	483.5	57.0	—		(15.4)		525.1
Property and equipment, net	113.4	5.2	—		—		118.6
Contract rights and list fees, net	25.9	—	—		—		25.9
Goodwill	402.7	102.8	—		114.9	(c)	620.4
Other intangibles, net	410.6	19.7	—		64.9	(c)	495.2
Other non-current assets	79.1	0.3	—		—		79.4

Total assets	$1,515.2	$185.0	$—		$164.4		$1,864.6

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$9.1	$—	$—		$—		$9.1
Accounts payable and accrued expenses	367.3	50.1	—		—		417.4
Current portion of deferred liabilities	—	0.8	—		2.0	(c)	2.8
Payables to related parties	17.3	—	—		—		17.3
Deferred revenue	163.9	15.2	—		(14.2	)(c)	164.9
Income taxes payable	2.8	2.2	—		—		5.0

Total current liabilities	560.4	68.3	—		(12.2)		616.5
Long-term debt	1,685.2	—	—		—		1,685.2
Long-term deferred rent liability	—	0.8	(0.8	)(b)	—		—
Deferred income taxes	54.2	4.4	—		(4.4	)(c)	54.2
Deferred revenue	21.0	—	—		—		21.0
Other long-term liabilities	59.3	—	0.8	(b)	—		60.1

Total liabilities	2,380.1	73.5	—		(16.6)		2,437.0
Commitments and contingencies
Deficit
Preferred stock	—	—	—		—		—
Common stock and additional paid-in capital	172.1	134.8	—		157.7	(c)	464.6
Accumulated deficit	(1,047.8)	(19.3)	—		19.3	(c)	(1,047.8)
Accumulated other comprehensive income	9.5	(0.5)	—		0.5	(c)	9.5
Treasury stock	—	(3.5)	—		3.5	(c)	—

Total Affinion Group, Inc. deficit	(866.2)	111.5	—		181.0		(573.7)
Non-controlling interest in subsidiary	1.3	—	—		—		1.3

Total deficit	(864.9)	111.5	—		181.0		(572.4)

Total liabilities and deficit	$1,515.2	$185.0	$—		$164.4		$1,864.6

See notes to unaudited pro forma condensed combined financial statements.

AFFINION GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(in millions)

	Affinion Group Actual	Connexions Loyalty Solutions, LLC and Loyalty Travel Agency, LLC, Actual	Connexions Reclassi- fications		Connexions Pro Forma Adjustments		Pro Forma with Connexions	Webloyalty Holdings, Inc. Actual	Webloyalty Reclassi- fications		Webloyalty Pro Forma Adjustments		Pro Forma with Connexions and Webloyalty
Net revenues	$1,376.3	$24.7	$—		$—		$1,401.0	$214.1	$4.3	(h)	$—		$1,619.4

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	583.3	0.1	1.0	(d)	—		584.4	—	104.6	(h)	(54.4	)(i)	634.6
Operating costs	375.8	—	13.0	(d)	—		388.8	—	60.7	(h)	—		449.5
Salaries and benefits	—	11.6	(11.6	)(d)	—		—	—	—		—		—
General and administrative	157.6	5.8	(3.8	)(d)	—		159.6	39.3	(28.5	)(h)	—		170.4
Facility exit costs	8.0	—	—		—		8.0	—	—		—		8.0
Product and customer service	—	—	—		—		—	29.7	(29.7	)(h)	—		—
Direct-response advertising	—	—	—		—		—	93.6	(93.6	)(h)	—		—
Other advertising, marketing and sales	—	—	—		—		—	5.5	(5.5	)(h)	—		—
Litigation and legal cost	—	—	—		—		—	4.4	(4.4	)(h)	—		—
Merger legal fees	—	—	—		—		—	1.4	(1.4	)(h)	—		—
Depreciation and amortization	195.2	—	1.4	(d)	3.3	(e)	199.9	3.6	6.6	(h)	18.2	(j)	228.3
Amortization of intangible assets	—	—	—		—		—	6.4	(6.4	)(h)	—		—
Loss on disposal of Lift Media business	—	—	—		—		—	4.4	(4.4	)(h)	—		—

Total expenses	1,319.9	17.5	—		3.3		1,340.7	188.3	(2.0)		(36.2)		1,490.8

Income (loss) from operations	56.4	7.2	—		(3.3)		60.3	25.8	6.3		36.2		128.6
Interest income	11.6	—	—		—		11.6	—	—		—		11.6
Amortization of deferred financing costs	—	—	—		—		—	(0.4)	0.4	(h)	—		—
Interest expense	(158.0)	—	—		(7.4	)(f)	(165.4)	(1.7)	—		—		(167.1)
Loss on extinguishment of debt	(37.0)	—	—		—		(37.0)	—	—		—		(37.0)
Other expense, net	(1.8)	—	—		—		(1.8)	—	(6.7	)(h)	—		(8.5)

Income (loss) before income taxes and non-controlling interest	(128.8)	7.2	—		(10.7)		(132.3)	23.7	—		36.2		(72.4)
Income tax expense	(12.8)	—	—		1.4	(g)	(11.5)	0.9	—		(14.5	)(k)	(25.1)

Net loss	(141.6)	7.2	—		(9.3)		(143.8)	24.6	—		21.7		(97.5)
Less: income attributable to non-controlling interest	(1.0)	—	—		—		(1.0)	—	—		—		(1.0)

Net loss attributable to Affinion Group, Inc.	$(142.6)	$7.2	$—		$(9.3)		$(144.8)	$24.6	$—		$21.7		$(98.5)

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of Transactions

On July 1, 2010, the Company and its wholly-owned subsidiary, Affinion Loyalty Acquisition, LLC, completed the acquisition (the “Connexions Acquisition”) of Loyalty Travel Agency, LLC (“LTA”) and Connexions Loyalty Travel Solutions, LLC (collectively with its wholly-owned subsidiary, International Travel Fulfillment LLC, a Delaware limited liability company, “Connexions”) pursuant to the membership interests purchase agreement (the “Purchase Agreement”), dated as of May 19, 2010, with Travel Leaders Group, L.L.C., (“TLG”), Tag Investment Holdings, L.L.C., (“TAG LLC”), One Equity Partners III, L.P., (“OEP III”), OEP III Co-Investors, L.P., (“OEP III Co-Investors”), OEP II Partners Co-Invest, L.P., (“OEP II” and collectively with OEP III and OEP III Co-Investors, the “OEP Group”) (TLG, TAG LLC and the OEP Group, collectively, the “Sellers”), and OEP III, as Sellers’ representative acting on behalf of Sellers. The aggregate purchase price for the Connexions Acquisition was $135.0 million, less a working capital adjustment of $0.8 million, and the Company incurred transaction costs of $2.0 million. The Company financed the Connexions Acquisition and related costs with available cash on hand.

On January 14, 2011, the Company and its parent, Affinion Group Holdings, Inc. (“Holdings”), entered into, and consummated, an Agreement and Plan of Merger that resulted in the acquisition (the “Webloyalty Acquisition”) of Webloyalty Holdings, Inc. (“Webloyalty”) by the Company. In accordance with the Agreement and Plan of Merger, on January 14, 2011, the Company acquired all of the capital stock of Webloyalty, and the interest of security holders of Webloyalty immediately prior to the Merger were converted into Holdings’ securities, as follows: (i) the shares of common stock of Webloyalty were converted into shares of Holdings’ common stock, (ii) options to purchase shares of Webloyalty’s common stock granted under Webloyalty’s equity plans, whether vested or unvested, were converted into options to purchase shares of Holdings’ common stock, (iii) warrants to purchase shares of Webloyalty’s common stock were converted into warrants to purchase Holdings’ common stock and (iv) awards of restricted shares of Webloyalty’s common stock (to the extent unvested) were converted into awards of restricted shares of Holdings’ common stock. The cost of the Webloyalty Acquisition has been estimated on a preliminary basis at $292.5 million. As of December 31, 2010, the Company had incurred $2.4 million of acquisition costs.

2.	Unaudited Pro forma Condensed Combined Balance Sheet

Webloyalty Reclassifications

(a)	This adjustment reclassifies Webloyalty’s other receivables to Other current assets to conform to the Company’s presentation.

(b)	This adjustment reclassifies Webloyalty’s long-term deferred rent liability to Other long-term liabilities to conform to the Company’s presentation.

Webloyalty Pro Forma Adjustments

(c)	Reflects payment of consideration transferred of approximately 25.1 million shares of common stock of Holdings preliminarily valued at $292.5 million and the preliminary allocation of the purchase price to the net assets acquired as indicated below:

(in millions)
Net book value of net assets acquired at January 14, 2011	$111.5
Plus: historical deferred taxes	2.8
Plus: historical deferred revenue	15.2
Less: historical goodwill	(102.8)
Less: historical deferred direct-response advertising costs, net	(13.8)

Adjusted book value of net assets acquired	12.9
Adjustments to:
Service liability	(2.0)
Reserve for cancellations	(1.0)
Intangible assets	64.9
Goodwill	217.7

Consideration transferred	$292.5

The Company has preliminarily valued the total consideration transferred at $292.5 million. However, the Company is in the process of determining the fair value of Holdings’ common stock as of the acquisition date, as well as the value of the options and warrants to purchase shares of Holdings’ common stock. Therefore, the Company’s estimated value of the consideration transferred may change upon completion of the valuations of Holdings’ common stock, options and warrants.

The Company recently received the audited consolidated financial statements of Webloyalty as of and for the year ended December 31, 2010 and is in the process of evaluating additional information necessary to complete the purchase price allocation. The Company currently believes that it will recognize intangible assets of approximately $84.6 million, resulting in an increase of $64.9 million to the historical carrying amount of Webloyalty’s intangible assets. The intangible assets are expected to be comprised principally of member relationships of $62.5 million and technology of $14.9 million. The member relationships are expected to be amortized on an accelerated basis over its expected useful life of seven years and the technology is expected to be amortized on an accelerated basis over its expected useful life of ten years.

The purchase price allocation is subject to finalization of the Company’s analysis of the fair value of the acquired assets and assumed liabilities as of January 14, 2011. The finalization of the Company’s purchase accounting analysis may result in changes in the valuation of assets and liabilities acquired which could be material, as well as changes in the useful lives of acquired assets. The Company will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year after the acquisition date.

3.	Unaudited Pro forma Condensed Combined Statement of Operations

Connexions Reclassifications

(d)	This adjustment reclassifies Connexions’ salaries and benefits and certain general and administrative expenses to Marketing and commissions, Operating costs and Depreciation and amortization to conform to the Company’s presentation.

Connexions Pro forma Adjustments

(e)	Reflects amortization of intangible assets based on their estimated fair value amortized on a straight-line basis over weighted average useful lives ranging from five to fifteen years. The intangible assets consisted principally of affinity relationships (valued at $46.0 million) and patents and technology (valued at $5.0 million), which are being amortized on a straight-line basis over weighted average useful lives of fourteen years and five years, respectively.

(f)	Reflects additional interest expense and amortization of deferred financing costs representing the interest expense on the $875.0 million new term loan and additional amortization of the deferred financing costs related to the new credit facility, net of interest expense related to the prior term loan and amortization of deferred financing costs related to the prior credit facility.

(g)	Reflects the tax benefit related to the Connexions pro forma adjustments included in the unaudited pro forma condensed combined statement of operations and pro forma tax expense related to Connexions’ historical net income, for which no tax provision was recorded in Connexions’ historical statements of income based on its corporate structure, at a 40% statutory rate.

Webloyalty Reclassifications

(h)	This adjustment reclassifies Webloyalty’s salaries and benefits, product and customer service, direct-response advertising, other advertising, marketing and sales, litigation and legal cost, merger legal fees, amortization of intangible assets, loss on disposal of Lift Media business and amortization of deferred financing costs to Net revenues, Marketing and commissions, Operating costs, Depreciation and amortization and Other expense, net to conform to the Company’s presentation.

Webloyalty Pro Forma Adjustments

(i)	Reflects reduction of marketing and commission expense resulting from the change from Webloyalty’s accounting policy of capitalizing direct marketing acquisition costs and amortizing such costs over the estimated membership period to the Company’s policy of expensing such costs as incurred as a result of anticipated operational changes expected to be implemented by the Company.

(j)	Reflects amortization of intangible assets based on their estimated fair value amortized on an accelerated basis over weighted average useful lives ranging from three to ten years.

(k)	Reflects the tax expense related to the Webloyalty pro forma adjustments included in the unaudited pro forma condensed combined statement of operations at a 40% statutory rate.